EISNERAMPER

EisnerAmper LLP
111 Wood Avenue South
Iselin, NJ 08830-2700
T 732.243.7000
F 732.951.7400
www.eisneramper.com

Exhibit 16.1

October 3, 2022

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated October 3, 2022 of Intellicheck, Inc. and are in agreement with the statements contained therein as it regards our firm. We have no basis to agree or disagree with other statements of the registrant contained in Item 4.01.

Sincerely,

/s/ EisnerAmper LLP
EisnerAmper LLP